Vaxxinity

Appoints Peter Powchik,

M.D., to Executive

Vice
President,

Global Scientific Director
Appointment adds Dr. Powchik’s

experience in the development of marketed immunotherapeutics to
Vaxxinity’s leadership team
CAPE CANAVERAL, Fla., July 27, 2023 -- Vaxxinity,

Inc. (Nasdaq:
VAXX ), a U.S. company pioneering the
development of a new class of medicines,

announced that Peter Powchik, M.D. will join Vaxxinity’s
leadership team as Executive Vice President,

Global Scientific Director starting October 1, 2023.

He will
remain as a member of Vaxxinity’s board of directors.
Peter will oversee the overall scientific direction of our platform and programs, and lead the development efforts at Vaxxinity.

“Get ready

for the next wave of innovative drug science at Vaxxinity
,”
said Mei Mei Hu, CEO of Vaxxinity. “Peter

has served an integral role on Vaxxinity’s board of directors, and we now get the benefit of his extensive knowledge and experience around the development of breakthrough medicines on an even deeper level as he transitions to our leadership team.”

“It’s a pivotal time at Vaxxinity,”

said Peter Powchik. “Our laboratories have come online and are generating the data that we hope will help launch a revolution in proactive immunization. Clinical data have demonstrated that our technology breaks immune tolerance to targets of interest,

and is well
tolerated and easy to administer.

Personally,

I am excited to help lead Vaxxinity’s development efforts
forward.

We have great people,

and I am certain the next years will be transformative to Vaxxinity and to how the world sees the potential for immunotherapy to improve human health and well-being.”

Prior to joining Vaxxinity and its predecessor United Neuroscience, Peter was Senior Vice President,
Head of Clinical Development at Regeneron Pharmaceuticals from 2006 to 2018, where he oversaw the development of Regeneron’s first

seven approved drugs and helped to build its development and regulatory infrastructure. Peter led the development of multiple products to licensure including Eylea®,
Kevzara®, Arcalyst®, Dupixent®

,

and Praluent® against PCSK9 for hypercholesterolemia. He also served various roles in clinical development including at Chugai Pharma USA, Novartis overseeing the development and approval of Ritalin LA® and Focalin®, and Sepracor where he initiated the development of Lunesta®. He is a board-certified psychiatrist trained at NYU School of Medicine, Mount
Sinai Medical Center (NYC), and Columbia University College of Physicians and Surgeons.
Ulo Palm, M.D. will transition from Chief Medical Officer of Vaxxinity to senior advisor effective

October
1, 2023.

“We are deeply grateful to Ulo for his time and enormous contributions to Vaxxinity,”

said Mei
Mei. “Under his guidance, Vaxxinity brought two new programs to the clinic and successfully completed a Phase 3 COVID-19 trial and Phase 1 Parkinson’s disease trial.

We look forward to continuing to work
with Ulo and to benefit from his expertise in his role as an advisor to Vaxxinity.”

About Vaxxinity
Vaxxinity,

Inc. is a purpose-driven biotechnology company committed to democratizing healthcare across the globe. The company is pioneering a new class of medicines aimed at disrupting the existing
treatment paradigm for chronic disease, increasingly dominated by monoclonal antibodies, which suffer from prohibitive costs and cumbersome administration. The company’s proprietary technology platform has enabled the innovation of novel synthetic peptide immunotherapy candidates designed to bring the efficiency of vaccines to the treatment of chronic diseases, including Alzheimer’s disease, Parkinson’s disease, migraine, and hypercholesterolemia. The technology is also implemented as part of a COVID-19 vaccine program. Vaxxinity has optimized its pipeline to achieve a potentially historic, global impact on human health.
For more information about Vaxxinity,

Inc., visit
http://www.vaxxinity.com

and follow us on social media
@vaxxinity.
Forward-looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. The use of certain words, including "believe," "may," "continue,"
"advancing," "will" and similar expressions, are intended to identify forward-looking statements.
Forward-looking statements include statements, other than statements of historical fact, regarding,
among other things: the plans for, or progress, scope, initiation, duration, enrollment, results or timing for availability of results of, development of any

of Vaxxinity’s product candidates

or programs, including
timing of the data readouts of UB-313 and VXX-401, and completion of the Phase

3 trial of UB-612; the
target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial; the potential future regulatory authorization or approval and commercialization of Vaxxinity’s product candidates; the potential
benefits or competitive position of any Vaxxinity product candidate or program or the commercial opportunity in any target indication; and Vaxxinity’s

plans, expectations or future operations, financial
position, revenues, costs or expenses. These forward-looking statements involve substantial risks and
uncertainties, including statements that are based on the current expectations and assumptions of
Vaxxinity’s management about the development of a new class of immunotherapeutic vaccines and the innovation and efficacy of Vaxxinity’s

product candidates. Various important factors could

cause actual
results or events to differ materially from those that may be expressed or implied by our forward-
looking statements, including, but not limited to: whether UB-312, UB-313, VXX-401, UB-612 or any other current or future product candidate of Vaxxinity will be approved or authorized by any regulatory agency for the indications that Vaxxinity targets; any

potential negative impacts of the COVID-19
pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of
Vaxxinity’s business; Vaxxinity’s

product candidates may not be successful or clinical development may take longer and be more costly than anticipated; product candidates that appeared promising in earlier research and clinical trials may not demonstrate safety or efficacy in larger-scale or later clinical trials or in clinical trials for other indications; the timing for initiation or completion of, or for availability of data from, clinical trials for UB-312, UB-313, VXX-401 or UB-612, and the outcomes of such trials; Vaxxinity’s reliance on collaborative partners and other third parties for development of its product candidates;
Vaxxinity’s ability to obtain coverage,

pricing or reimbursement for any approved products and

acceptance from patients and physicians for any approved indications; delays or other challenges in the recruitment of patients for,

or the conduct of, Vaxxinity’s

clinical trials; challenges associated with
supply and manufacturing activities; and Vaxxinity’s accounting policies. These and other important factors to be considered in connection with forward-looking statements are described in the "Risk
Factors" section of Vaxxinity’s

Annual Report on Form 10-K filed with the U.S. Securities and Exchange
Commission on March 27, 2023. The forward-looking statements are made as of this date and Vaxxinity does not undertake any obligation to update any forward-looking statements,

whether as a result of
new information, future events or otherwise, except as required by law.
Investor Contact
Mark Joinnides
ir@vaxxinity.com
Press Contact
Jon Yu
media@vaxxinity.com